UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 17, 2006
The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
incorporation)

102 South Main Street, Greenville, South Carolina	29601

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     (864) 255-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On January 17, 2006, The South Financial Group, Inc. (“TSFG”) entered into a letter agreement with William S. Hummers III. This January 17, 2006 letter agreement (the “Amendment”) superseded a similar letter agreement dated December 30, 2005, which amended the Noncompetition, Severance and Employment Agreement between TSFG and Mr. Hummers. This Amendment was entered into to clarify certain aspects of the agreement between TSFG and Mr. Hummers.
     The Amendment provides that Mr. Hummers shall retire on December 31, 2006, and further provides that he will receive a salary of $367,500 for the entire 2006 year, regardless of when his employment is terminated. It also provides that upon termination of employment, he will receive a one time severance benefit of $2,395,435 and certain other enumerated benefits, all as set forth in the Amendment. His options and restricted stock will all vest if he remains employed by TSFG through December 31, 2006 and upon any earlier date of termination by TSFG. Mr. Hummers is subject to a two year noncompete following his termination of employment with TSFG. The foregoing is a summary of the terms of the Amendment, and is qualified in its entirety to the text of the Amendment attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Letter Agreement between The South Financial Group, Inc. and William S. Hummers III dated January 17, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The South Financial Group, Inc.

January 18, 2006	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr. Executive Vice President and General Counsel

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